This  is  to  certify  that  those
articles  are  effective  on
July  11,  1996


                            ARTICLES OF AMALGAMATION


1.     The  name  of  the  corporation  is:

       TAGALDER  INCORPORATED

2.     The  address  of  the  registered  office  is:

       19063  Mountainview  Road
       P.O.  Box  420,
       Caledon  East,  Ontario
       L0N  1E0
       Town  of  Caledon
       in  the  Regional  Municipality  of  Peel

3.     Number  (or  minimum  and  maximum  number)  of  directors  is:

       Minunum  of  one(1)  /  Maximum  of  eleven  (11)

4.     The  first  director(s)  is/  are:

Name                    Residence  Address               Resident
                                                         Canadian
                                                         Yes  or  No

Gordon  Leliever        17690  Horseshoe  Hill  Road,        Yes
                        P.O.  Box  420,
                        Caledon  East,  Ontario
                        L0N  1E0

Joseph  Church          9  Leslie  Place,                    Yes
                        Fonthill,  Ontario,  L0S  1A0

L.  Murray  Eades       17702  Shaw's  Creek  Road,          Yes
                        R.R.  #  1
                        Alton,  Ontario,  L0N  1A0

Ashely  Clarke          1604  -  39  Old  Mill  Road         Yes
                        Etobicoke,  Ontario,  M8X  1G6

Robert  Rice            203  Greenwood  Drive,               Yes
                        Bonfield,  Ontario,  P0H  1E0

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5.     Check  A  or  B:
     A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporation as required by subsection 176 (4) of the Business Corporations Act on the date set out below:____X______
     B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
     The articles of amalgamation in substance contain the provisions of the articles of incorporation of_________and are more particularly set out in these articles.

Name  of Amalgamating          Ontario Corporation     Date of Adoption/Approval
Corporations:                    Number:

L'AIR  D'OR  CORPORATION          000114703                 July  10,  1996

TAGALDER  CORPORATION             1110206                   July  10,  1996


6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

NONE

7. The classes and any maximum number of shares that the corporation is authorized to issue:

THERE  IS  TO  BE  AN  UNLIMITED  NUMBER  OF  COMMON  SHARES.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

NONE

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

NONE

10.     Other  provisions,  if  any,  are:

NONE  OTHER  THAN  IN  AMALGAMATION  AGREEMENT  (SCHEDULE  "B").

These  articles  are  signed  in  duplicate

Names  of  amalgamating  corporations
and signatures and descriptions of office of their proper officers


L'AIR  D'OR  CORPORATION

/s/ Fred Rahn
_____________________________
Fred  Rahn  -  President

/s/ L.Murray Eades
_____________________________
L.  Murray  Eades  -  Director

TAGALDER  CORPORATION
/s/ Gordon Leliever
_____________________________
Gordon  Leliever  -  President